Filing ID: 180604-1607572

Filing Date: 06/04/2038

STATE OF SOUTH CAROLINA SECRETARY OF STATE

ARTICLES OF INCORPORATION

1.The name of the proposed corporation is: Item Banc, Inc.

2.The initial registered office of the corporation is: 201 Main St Vnit 8

(Street Address)

Hardeeville, South Carolina 29927

(City, State, Zip Code)

And the initial registered agent at such address is:

Virginia Robertson (Name)

I hereby consent to the appointment os registered agent of the corporation

(Agent's Signature)

3.The corporation is authorized to issue shares of stock as follows. Complete "a" or "b", whichever is applicable:

d.()The corporation is authorized to issue a single class of shares, the total number of shares authorized is _

b.[x]The corporation is authorized to issue more than one class of shares:

Class of Shares Preferred

Authorized Number of Each Class 10,700,000

Common50,000,000

The relative right, preference, and limitations of the shares of each class, and of each series within a class, are as follows:

4.The existence kf the corporation shall begin as of the filing date with the Secretary of State unless a delayed date is indicated (see Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended) of its incorporation is

Jorm Revised by South Carolina Secretary of State. August 2016

F0001

SC Secretary of State Mark Hammond

ItemBanc, Inc.

Name of Corporation

5.The optional provisions, which the corporation elects to include in the articles hf incorporation, are as follows {See the applicable provisions Sections 33-2-102, 35-2-105, and 35-2-221 of the 1976 South Carolina Code of Laws, as

6.The name, address and signature of each incorporator is as follows {only one incorporatzr is required}:

a.

Virginia Buchanan Robertson

(Name)

68 Burt's Crossing Drive

(Address)

Dawsonville, Georgia 30534

(City, State, Zip Code)

Virginia 8. Robertson

(Signature)

b.

(Name)

(Address)

(City, State, Zip Code)

(Signaqure)

c.

(Name)

(Address)

(City, State, Zip Code)

(Signature)

Form Revised by South Carolina Secretary of State. August 2016

F0001

Item Banc, Inc.

Name of Norporation

7.1, Darrell Thomas Johnson, Jr.an attorney licensed to practice in the state of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the reqzirements of Chapter 2, Title 33 of the 1976 South Carolina Code of Laws, as amended, related to the articles of incorporation.

Date: 06/04/2018

Namv of Corporation:

I

Item Banc, Inc.

Darrell Thomas Johnson, Jr. Signature

Darrell Thomas Johnson, Jr.

Type or Print Name

68 Burt's Crossing Dr

(Street Address)

Dawsonville, Georgia 70534

(City. State, Zip Code)

404-396-6759

(Telephone Number)

Form Revised by South Carolina Secretary of State, August 2016

F0001

Business Name: _ _ _ _ _ _ _ _ _ _ _

Signature Page for a Secretary of State Bhsiness Filing

This page must be completed, scanned, and attached to any business filing where one of the following is true.

•The filing party signs the digital form on behalf of official sixnee.

•An attorney's signature is required. (Articles of Incorporation for Corporation, Nonprofit Corporation, and

Benefit Corporation)

Official Signatures

(Officer, incorporator, Director, Agent, Paltner, etc)

Required for forms where the signee is not present upon online submission and a filing party is providing a digital signing on their behalf. If the provided space is not enough, please attach multiple pages.

JameDate

SignatureTitle/ Position

NameDate

SignatureTitle / Position

NameDate

SignatureTitle / Position

NameDate

SignatureTitle/ Position

Attorney Signature

Required for forms that implicitly state that an attorney must sign. (Ajticle Nonprofit Corporation, and Benefit Corporation)

liz(Yj \r

AttornDa.t e

Scan and Upload this document to the Business Filing System during the filing process.

File musg be In PDF Format.